EXHIBIT 32

Section 906 Certification

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. § 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. ss. 1350, updated pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Host Hotels & Resorts, Inc., the sole general partner of Host Hotels & Resorts, L.P., (the “Company”) hereby certify, to such officers’ knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 21, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended: and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2008

/s/ W. Edward Walter
W. Edward Walter
Chief Executive Officer of Host Hotels & Resorts, Inc.

/s/ Larry K. Harvey
Larry K. Harvey
Chief Financial Officer of Host Hotels & Resorts, Inc.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss. 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.